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                                   Exhibit 21
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                  SUBSIDIARIES OF RINI-REGO SUPERMARKETS, INC.


American Seaway Foods, Inc. (fka Heritage Wholesalers, Inc.), an Ohio corporation; names under which business conducted: Seaway, Seaway Foods, Seaway Cash-n-Carry.


ASF Transportation, Inc. (fka Save-It Ohio, Inc.), an Ohio corporation.


Fisher Properties, Inc. (fka Fisher Auto Leasing, Inc.), an Ohio corporation.






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